Exhibit 99.1

FOR:	PW Eagle, Inc.
1550 Valley River Drive
Eugene, OR 97440
(Nasdaq-NMS: “PWEI”)

CONTACT:	Scott Long,
Chief Financial Officer, PW Eagle, Inc.
541-343-0200

PW EAGLE REPORTS 2004 FOURTH QUARTER AND YEAR-END RESULTS

Conference Call and Webcast Scheduled for March 14, 2005 at 2:00 p.m. Central Time

Eugene, Oregon — March 14, 2004 — PW Eagle, Inc. (Nasdaq-NMS: “PWEI”) today reported its financial results for the three months and full year ended December 31, 2004. A summary of the results for the fourth quarter and for the years ending December 31, 2004 and 2003 is set forth in the following table:

Consolidated Income Statement Information

(In thousands, except for per share amounts, unaudited)

	Three months ended December 31,		Year ended December 31,
	2004	2003	2004	2003
Net sales	$132,244	$82,196	$474,954	$331,787
Gross profit	18,559	6,672	70,136	36,749
Net loss	(4,370)	(5,837)	(5,540)	(12,718)

Adjustments to reconcile to EBITDA:
Minority Interest	(148)	—	(173)	—
Equity in earnings of unconsolidated affiliate	(162)	—	(618)	—
Interest	8,970	3,219	20,668	11,828
Taxes	(2,034)	(3,612)	(3,059)	(8,004)
Depreciation	3,085	3,016	10,838	11,343
Amortization	239	157	658	671

EBITDA	5,580	(3,057)	22,774	3,120

Basic net loss per share	$(0.60)	$(0.85)	$(0.78)	$(1.86)
Diluted net loss per share	$(0.60)	$(0.85)	$(0.78)	$(1.86)

The reported financial results for the fourth quarter and the full year 2004 reflect a non-cash charge of $4,873,000 and a prepayment penalty of $363,000 incurred in connection with the refinancing of PW Eagle’s debt on October 25, 2004. On an after-tax basis these charges amounted to $(0.44) per share for the fourth quarter and $(0.46) per share for the year.

The Company also reported separate financial information for its two operating segments: the PW Eagle PVC business and the USPoly PE business.

Consolidated Income Statement Information

(In thousands, unaudited)

	Three months ended December 31,		Year ended December 31,
	PW Eagle	USPoly	PW Eagle	USPoly
Net sales	$116,489	$15,755	$445,880	$29,074
Gross profit	16,201	2,352	64,688	5,361
Net loss	(3,968)	(552)	(5,051)	(662)

Adjustments to reconcile to EBITDA:
Equity in earnings of unconsolidated affiliate	—	(162)	—	(618)
Interest	8,567	404	18,950	1,717
Taxes	(2,086)	52	(2,759)	(300)
Depreciation	2,463	621	9,785	1,053
Amortization	177	62	596	62

EBITDA	5,153	425	21,521	1,252

The above amounts differ from the consolidated results due to consolidation and elimination entries.

The USPoly amounts include the results of the former Uponor Aldyl business from the date of USPoly’s acquisition of that business, September 27, 2004, through December 31, 2004.

Jerry Dukes, President, commented, “We are pleased to report that our business operating performance continued its improvement from the levels seen in 2003. Our sales volumes remained relatively strong during what is historically a slower quarter for our business and our financial performance for both the quarter and year are significantly better than the prior year.”

Mr. Dukes continued, “Our business has been good in January and February of 2005 as the price of both PVC pipe and PVC resin has increased. Accordingly, we expect our first quarter 2005 results will be an improvement over the first quarter of 2004. We also look forward to our majority-owned subsidiary, USPoly Company, making a positive contribution to our business in 2005.”

Scott Long, CFO, added, “The refinancing completed in October 2004, combined with our continued improved performance, has improved our financial position. We are now in a position to focus on our long-term goals of improving operations, paying down debt, and, after reducing our debt to a more moderate level, to begin paying dividends.”

Fourth Quarter 2004 Webcast and Conference Call

PW Eagle will hold its fourth quarter 2004 webcast and conference call on Thursday, March 14, 2005 at 2:00 pm Central Time to discuss the fourth quarter 2004 results. The conference call will be available live on the internet at www.pweagleinc.com/investor/. The conference telephone number is 888-396-2386, use PW Eagle as the passcode to access the call. The call will be archived for one week at 888-286-8010, use 75135780 as the passcode for access.

PW Eagle, Inc. is a leading extruder of PVC pipe products. USPoly Company, a subsidiary of PW Eagle, is an extruder of polyethylene pipe. The Company and its majority-owned subsidiary, USPoly Company, operate fourteen manufacturing facilities across the United States. PW Eagle’s common stock is traded on the Nasdaq Market under the symbol “PWEI”.

Forward Looking Statements

THIS PRESS RELEASE CONTAINS FORWARD-LOOKNG INFORMATION AND ACTUAL RESULTS MAY DIFFER

Statements that PW Eagle, Inc. may publish, including those in this announcement that are not strictly historical are “forward looking” statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made in this press release, which relate to our expected performance for the first quarter of 2005 and our long-term goals, involve known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and stated in this announcement. Actual results could differ if the economy, and particularly the segments of the economy that impact the Company’s business, does not grow and perform at least as well as forecast. In addition, actual results could differ as a result of: (i) a slowdown in the United States economy; (ii) the failure of the Gross Domestic Product to improve during the remainder of 2005 and thereafter; (iii) an increase in interest rates; (iv) a decline in the construction of commercial and residential building; (v) a fluctuation in raw material prices; and (vi) a greater supply of PVC and PE pipe than market demand for such products caused by cyclical fluctuations in the supply and demand for pipe. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historical results. As such, you should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potential inaccurate assumptions. We undertake no obligation to update “forward-looking” statements. In addition, the use of the term “EBITDA” is not intended to be an alternative to the financial results under generally accepted accounting principles in the United State of America. We believe that EBITDA is a commonly used measure of financial performance by our lenders and the investment community and allows for a more complete analysis of our results of operations.

- financials follow -

PW EAGLE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three months ended December 31,		Year ended December 31,
	2004	2003	2004	2003
NET SALES	$132,244	$82,196	$474,954	$331,787
COST OF GOODS SOLD	113,685	75,524	404,818	295,038

Gross profit	18,559	6,672	70,136	36,749
OPERATING EXPENSES:
Freight expense	8,481	5,277	30,950	20,895
Selling expenses	4,363	3,266	14,778	11,954
General and administrative expenses	3,424	3,569	11,114	12,182
Restructuring and related costs	—	1,276	1,608	1,276
	16,268	13,388	58,450	46,307

OPERATING INCOME (LOSS)	2,291	(6,716)	11,686	(9,558)

NON-OPERATING EXPENSES (INCOME):
Interest expense	8,970	3,219	20,668	11,828
Other (income) expense, net	35	(486)	408	(470)

	9,005	2,733	21,076	11,358

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND EQUITY IN EARNINGS OF UNCONSOLIDATED AFFILIATE	(6,714)	(9,449)	(9,390)	(20,916)

Income tax expense (benefit)	(2,034)	(3,612)	(3,059)	(8,004)
Minority interest in loss of consolidated subsidiary	148	—	173	—
Equity in earnings of unconsolidated affiliate	162	—	618	—

INCOME (LOSS) FROM CONTINUING OPERATIONS	(4,370)	(5,837)	(5,540)	(12,912)

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAXES	—	—	—	194

NET INCOME (LOSS)	$(4,370)	$(5,837)	$(5,540)	$(12,718)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS PER SHARE:
Basic	$(0.60)	$(0.85)	$(0.78)	$(1.89)

Diluted	$(0.60)	$(0.85)	$(0.78)	$(1.89)

INCOME FROM DISCONTINUED OPERATIONS PER SHARE:
Basic	$0.00	$0.00	$0.00	$0.03

Diluted	$0.00	$0.00	$0.00	$0.03

EARNINGS (LOSS) PER SHARE:
Basic	$(0.60)	$(0.85)	$(0.78)	$(1.86)

Diluted	$(0.60)	$(0.85)	$(0.78)	$(1.86)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	7,313	6,886	7,096	6,852
Diluted	7,313	6,886	7,096	6,852

PW EAGLE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	December 31, 2004	December 31, 2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$986	$431
Accounts receivable, net	48,660	26,566
Inventories	63,680	45,545
Other current assets	3,139	5,840

Total current assets	116,465	78,382

Property and equipment, net	63,370	62,146
Other long-term assets	30,941	24,650

TOTAL ASSETS	$210,776	$165,178

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Borrowings under revolving credit facility	$82,017	$34,631
Current maturities of long-term debt	1,692	3,967
Other current liabilities	50,236	43,394

Total current liabilities	133,945	81,992
Other long-term liabilities	9,505	8,124
Long-term debt, less current maturities	7,255	14,861
Financing lease obligations, less current maturities	19,670	13,016
Subordinated debt	27,788	31,950

TOTAL LIABILITIES	198,163	149,943

Stockholders’ equity	12,613	15,235

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$210,776	$165,178